UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2017
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IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)
+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors (the “Board”) of IHS Markit Ltd. (the “Company” or “we” or “us” or “our”) previously approved, subject to approval by the Company’s shareholders, the 2017 Employee Stock Purchase Plan (the “2017 ESPP”). At the Company’s Annual General Meeting of Shareholders on April 5, 2017, the Company’s shareholders approved the 2017 ESPP.
The 2017 ESPP is a broad-based plan that provides employees of the Company and its designated affiliates with the opportunity to become shareholders through periodic payroll deductions that are applied towards the purchase of Company common shares at a discount from the then-current market price. Subject to adjustment in the case of certain capitalization events, a total of 15.0 million common shares of the Company are available for purchase under the 2017 ESPP.
The material terms of the 2017 ESPP were described in the Company’s proxy statement dated February 21, 2017 for the Annual Meeting, which was attached as Exhibit 99.1 of the Current Report on Form 8-K furnished to the Securities and Exchange Commission on February 21, 2017 (the “Proxy Statement”), and the description of the 2017 ESPP included in the Proxy Statement is incorporated herein by reference as Exhibit 99.1. No other information set forth in such Current Report on Form 8-K or the exhibits thereto shall be incorporated by reference into this Current Report on Form 8-K. The description of the 2017 ESPP is qualified in its entirety by reference to the full text of the 2017 ESPP, a copy of which is filed as Exhibit 10.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 5, 2017, the Company held its 2017 Annual General Meeting of Shareholders at the Company’s corporate headquarters in London, United Kingdom. At that meeting, the shareholders considered and acted upon five proposals pursuant to the Notice of Annual General Meeting of Shareholders and as described in more detail in the Proxy Statement. Of 434,965,635 common shares (including 25,219,470 common shares held by Markit Group Holdings Limited Employee Benefit Trust) eligible to vote as of February 8, 2017 (the “Record Date”), the holders of record of 400,654,331 common shares were represented at the meeting either in person or by proxy.
Proposal 1: Election of Directors
By the vote described below, the shareholders elected the following individuals as Class III directors to serve until the 2020 Annual General Meeting of Shareholders or until their respective officers shall otherwise be vacated pursuant to the Company’s bye-laws.

Director	For	Withheld	Broker Non-Votes
Ruann F. Ernst	389,419,232	891,805	10,343,294
William E. Ford	389,623,164	687,873	10,343,294
Balakrishnan S. Iyer	386,360,417	3,950,620	10,343,294
Proposal 2: Approval of the Appointment of Independent Registered Public Accountants
By the vote described below, the shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants until the close of the next Annual General Meeting of Shareholders and authorized the Company’s Board of Directors, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.

For	Against	Abstain	Broker Non-Votes
400,457,872	175,429	21,030	N/A
Proposal 3: Approval of the 2017 Employee Stock Purchase Plan
By the vote described below, the shareholders approved the 2017 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
390,176,053	112,359	22,625	10,343,294

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers
By the vote described below, the shareholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
335,262,257	54,993,408	55,372	10,343,294
Proposal 5: Advisory Vote on the Frequency of Executive Compensation Advisory Vote
By the vote described below, the shareholders approved on an advisory, non-binding basis, that an advisory vote on the compensation of the Company’s named executive officers should take place every year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
341,920,924	49,486	46,450,583	1,890,044	10,343,294

Based on the results of the vote, our Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1      2017 Employee Stock Purchase Plan

99.1
The section entitled “Proposal 3: Approval of the 2017 Employee Stock Purchase Plan” of the Company’s proxy statement dated February 21, 2017, attached as Exhibit 99.1 of Form 8-K furnished to the Securities and Exchange Commission on February 21, 2017, is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: April 11, 2017	By:	/s/ Todd Hyatt
Todd Hyatt
Executive Vice President and Chief Financial Officer